RioTinto

EXHIBIT 99.1

Publication of Report on Payments to Governments for the year ended 31 December 2024

29 May 2025

Our report on payments to governments made by Rio Tinto and its subsidiary undertakings for the year ended 31 December 2024 as required under the UK's Report on Payments to Governments Regulations 2014 (as amended in December 2015) has been filed at Companies House. The report also satisfies the requirements of Rule 4.3A of the Disclosure and Transparency Rules of the Financial Conduct Authority in the United Kingdom.

Text of Report on Payments to Governments for the year 2024 filed at Companies House:

GOVERNMENT PAYMENTS BY TYPE

Company Name	RIO TINTO PLC
Company Number	00719885
Report Name	Extractive Industry Reporting
Report End Date	31-Dec-24
Currency	USD

Country Code	Tax Authority Name	Payment Type	Unit Measure	Volume	Valuation Method	Amount	Notes	Version	Filing Date
ARG	ADMINISTRACION FEDERAL DE INGRESOS PUBLICOS	Tax		0		16,880,594		1	29-May-25
AUS	AUSTRALIAN TAXATION OFFICE	Tax		0		3,654,271,678		1	29-May-25
AUS	NORTHERN TERRITORY REVENUE OFFICE	Royalties		0		50,293,231		1	29-May-25
AUS	STATE OF QUEENSLAND	Royalties		0		126,389,229		1	29-May-25
AUS	STATE OF WESTERN AUSTRALIA	Royalties		0		2,099,400,355		1	29-May-25
AUS	NORTHERN TERRITORY REVENUE OFFICE	Fees		0		6,565,732		1	29-May-25
AUS	STATE OF QUEENSLAND	Fees		0		1,965,268		1	29-May-25
AUS	STATE OF WESTERN AUSTRALIA	Fees		0		15,003,832		1	29-May-25
CAN	CANADA REVENUE AGENCY	Tax		0		92,897,412	A	1	29-May-25
CAN	GOVERNMENT OF NEWFOUNDLAND AND LABRADOR	Tax		0		31,347,823		1	29-May-25
CAN	REVENUE QUEBEC	Tax		0		5,649,148		1	29-May-25
CAN	CONSEIL DES INNUS DE EKUANITSHIT	Fees		0		783,172		1	29-May-25
CAN	GOVERNMENT OF NEWFOUNDLAND AND LABRADOR	Fees		0		255,672		1	29-May-25
CAN	GOVERNMENT OF NORTHWEST TERRITORIES	Fees		0		7,052,583		1	29-May-25
CAN	INNU NATION (Labrador)	Fees		0		2,643,193		1	29-May-25
CAN	LES INNUS DE UASHAT MAK MANI-UTENAM AND LES INNUS DE MATIMEKUSH-LAC JOHN	Fees		0		4,318,350		1	29-May-25
CAN	LUTSEL K'E DENE FIRST NATION	Fees		0		299,946		1	29-May-25
CAN	NASKAPI NATION OF KAWAWACHIKAMACH	Fees		0		1,122,746		1	29-May-25
CAN	TLICHO GOVERNMENT	Fees		0		1,218,962		1	29-May-25
CAN	YELLOWKNIVES DENE FIRST NATION	Fees		0		841,941		1	29-May-25
CHL	SERVICIO DE IMPUESTOS INTERNOS	Tax		0		160,608		1	29-May-25
KAZ	STATE REVENUE COMMITTEE	Fees		0		701,773		1	29-May-25
MDG	MADAGASCAR - GENERAL DIRECTION OF TAXES	Tax		0		1,181,895		1	29-May-25
MDG	TRESORERIE GENERALE DE FORT DAUPHIN	Royalties		0		5,768,606		1	29-May-25
MNG	MONGOLIA - GENERAL DEPARTMENT OF TAXATION	Tax		0		13,061,197		1	29-May-25
MNG	MONGOLIA - GENERAL DEPARTMENT OF TAXATION	Royalties		0		126,246,003		1	29-May-25
MNG	MINERAL RESOURCES AND PETROLEUM AUTHORITY OF MONGOLIA	Fees		0		221,763		1	29-May-25
MNG	ULAANBAATAR CITY	Fees		0		779,934		1	29-May-25
MNG	UMNUGOVI PROVINCE	Fees		0		59,669,676		1	29-May-25
MNG	WATER AGENCY GOVERNMENT ORGANIZATION	Fees		0		113,200		1	29-May-25
MNG	GOBI OYU DEVELOPMENT SUPPORT FUND	Bonuses		0		1,593,947	B	1	29-May-25
MNG	OYU TOLGOI CATALYST FUND FOR KHANBOGD DEVELOPMENT	Bonuses		0		12,282,647	C	1	29-May-25
PER	PERU - THE NATIONAL SUPERINTENDENCY OF CUSTOMS AND TAX ADMINISTRATION	Fees		0		798,385		1	29-May-25
USA	USA - INTERNAL REVENUE SERVICE	Tax		0		(28,438,780)		1	29-May-25
USA	UTAH STATE TAX COMMISSION	Royalties		0		16,423,992		1	29-May-25
USA	ARIZONA DEPARTMENT OF REVENUE	Fees		0		106,889		1	29-May-25
USA	CALIFORNIA FRANCHISE TAX BOARD	Fees		0		129,423		1	29-May-25
USA	KERN COUNTY TREASURER AND TAX COLLECTOR (CA)	Fees		0		5,594,339		1	29-May-25
USA	PINAL COUNTY TREASURER (AZ)	Fees		0		1,361,968		1	29-May-25
USA	SALT LAKE COUNTY (UT)	Fees		0		55,068,829		1	29-May-25
ZAF	SOUTH AFRICAN REVENUE SERVICE	Tax		0		65,591,414		1	29-May-25
ZAF	SOUTH AFRICAN REVENUE SERVICE	Royalties		0		11,888,544		1	29-May-25
	TOTAL					6,469,507,119			

Note A: Payments reported are net of a cash refund of $867,618 in respect of Diavik.

Note B: Bonuses include contributions under the Oyu Tolgoi LLC's Communities Co-operation Agreement.

Note C: Bonuses include contributions under the Khanbogd Soum Centre Development Partnership Agreement.

GOVERNMENT PAYMENT TOTALS	
Company Name	RIO TINTO PLC
Company Number	00719885
Report Name	Extractive Industry Reporting
Report End Date	31-Dec-24
Currency	USD

Government	Country Code	Amount	Version	Notes	Filing Date
ADMINISTRACION FEDERAL DE INGRESOS PUBLICOS	ARG	16,880,594	1	D	29-May-25
NORTHERN TERRITORY REVENUE OFFICE	AUS	56,858,964	1	D	29-May-25
STATE OF QUEENSLAND	AUS	128,354,496	1	D	29-May-25
STATE OF WESTERN AUSTRALIA	AUS	2,114,404,187	1	D	29-May-25
AUSTRALIAN TAXATION OFFICE	AUS	3,654,271,678	1	D	29-May-25
CONSEIL DES INNUS DE EKUANITSHIT	CAN	783,172	1	D	29-May-25
GOVERNMENT OF NEWFOUNDLAND AND LABRADOR	CAN	31,603,496	1	D	29-May-25
GOVERNMENT OF NORTHWEST TERRITORIES	CAN	7,052,583	1	D	29-May-25
INNU NATION (Labrador)	CAN	2,643,193	1	D	29-May-25
LES INNUS DE UASHAT MAK MANI-UTENAM AND LES INNUS DE MATIMEKUSH-LAC JOHN	CAN	4,318,350	1	D	29-May-25
LUTSEL K'E DENE FIRST NATION	CAN	299,946	1	D	29-May-25
NASKAPI NATION OF KAWAWACHIKAMACH	CAN	1,122,746	1	D	29-May-25
TLICHO GOVERNMENT	CAN	1,218,962	1	D	29-May-25
YELLOWKNIVES DENE FIRST NATION	CAN	841,941	1	D	29-May-25
CANADA REVENUE AGENCY	CAN	92,897,412	1	A,D	29-May-25
REVENUE QUEBEC	CAN	5,649,148	1	D	29-May-25
SERVICIO DE IMPUESTOS INTERNOS	CHL	160,608	1	D	29-May-25
STATE REVENUE COMMITTEE	KAZ	701,773	1	D	29-May-25
TRESORERIE GENERALE DE FORT DAUPHIN	MDG	5,768,606	1	D	29-May-25
MADAGASCAR - GENERAL DIRECTION OF TAXES	MDG	1,181,895	1	D	29-May-25
GOBI OYU DEVELOPMENT SUPPORT FUND	MNG	1,593,947	1	E	29-May-25
OYU TOLGOI CATALYST FUND FOR KHANBOGD DEVELOPMENT	MNG	12,282,647	1	E	29-May-25
MINERAL RESOURCES AND PETROLEUM AUTHORITY OF MONGOLIA	MNG	221,763	1	E	29-May-25
ULAANBAATAR CITY	MNG	779,934	1	E	29-May-25
UMNUGOVI PROVINCE	MNG	59,669,676	1	E	29-May-25
WATER AGENCY GOVERNMENT ORGANIZATION	MNG	113,200	1	E	29-May-25
MONGOLIA - GENERAL DEPARTMENT OF TAXATION	MNG	139,307,200	1	E	29-May-25
PERU - THE NATIONAL SUPERINTENDENCY OF CUSTOMS AND TAX ADMINISTRATION	PER	798,385	1	D	29-May-25
ARIZONA DEPARTMENT OF REVENUE	USA	106,889	1		29-May-25

CALIFORNIA FRANCHISE TAX BOARD	USA	129,423	1		29-May-25
KERN COUNTY TREASURER AND TAX COLLECTOR (CA)	USA	5,594,339	1		29-May-25
PINAL COUNTY TREASURER (AZ)	USA	1,361,968	1		29-May-25
SALT LAKE COUNTY (UT)	USA	55,068,829	1		29-May-25
USA - INTERNAL REVENUE SERVICE	USA	(28,438,780)	1		29-May-25
UTAH STATE TAX COMMISSION	USA	16,423,992	1		29-May-25
SOUTH AFRICAN REVENUE SERVICE	ZAF	77,479,957	1	D	29-May-25
TOTAL		6,469,507,119			
Note D: Amounts in local currency are converted to US$ at the average exchange rate for the year.					
Note E: Amounts in local currency are converted to US$ at the exchange rate at the time the payments were made.					

PROJECT PAYMENTS BY TYPE										
Company Name	RIO TINTO PLC									
Company Number	00719885									
Report Name	Extractive Industry Reporting									
Report End Date	31-Dec-24									
Currency	USD									
Project Code	**Project Name**	**Country Code**	**Payment Type**	**Unit Measure**	**Volume**	**Valuation Method**	**Amount**	**Notes**	**Version**	**Filing Date**
ARG01	RINCON - ARGENTINA	ARG	Tax		0		35,464,395		1	29-May-25
AUS01	PILBARA - WESTERN AUSTRALIA	AUS	Tax		0		3,952,931,118	F	1	29-May-25
AUS01	PILBARA - WESTERN AUSTRALIA	AUS	Royalties		0		2,096,460,438		1	29-May-25
AUS01	PILBARA - WESTERN AUSTRALIA	AUS	Fees		0		14,860,403		1	29-May-25
AUS05	DAMPIER SALT - AUSTRALIA	AUS	Tax		0		35,367,429		1	29-May-25
AUS05	DAMPIER SALT - AUSTRALIA	AUS	Royalties		0		2,939,918		1	29-May-25
AUS05	DAMPIER SALT - AUSTRALIA	AUS	Fees		0		143,429		1	29-May-25
AUS06	GOVE - AUSTRALIA	AUS	Royalties		0		50,293,231		1	29-May-25
AUS06	GOVE - AUSTRALIA	AUS	Fees		0		6,565,732		1	29-May-25
AUS07	WEIPA INCLUDING AMRUN - AUSTRALIA	AUS	Tax		0		(79,752,159)	G	1	29-May-25
AUS07	WEIPA INCLUDING AMRUN - AUSTRALIA	AUS	Royalties		0		126,389,228		1	29-May-25
AUS07	WEIPA INCLUDING AMRUN - AUSTRALIA	AUS	Fees		0		1,965,268		1	29-May-25
AUS08	WINU - AUSTRALIA	AUS	Tax		0		(20,429,763)	G	1	29-May-25
AUSEXP01	EXPLORATION - AUSTRALIA	AUS	Tax		0		(22,232,782)	G	1	29-May-25
AUSOTH01	HEAD OFFICE / NON-EXTRACTIVE AUSTRALIA	AUS	Tax		0		(230,195,965)	G	1	29-May-25
CAN01	IRON ORE COMPANY OF CANADA	CAN	Tax		0		129,264,702		1	29-May-25
CAN01	IRON ORE COMPANY OF CANADA	CAN	Fees		0		8,339,961		1	29-May-25
CAN02	DIAVIK - CANADA	CAN	Tax		0		(867,618)		1	29-May-25
CAN02	DIAVIK - CANADA	CAN	Fees		0		9,413,432		1	29-May-25
CAN03	RIO TINTO FER ET TITANE - CANADA	CAN	Tax		0		1,497,300		1	29-May-25
CAN03	RIO TINTO FER ET TITANE - CANADA	CAN	Fees		0		783,172		1	29-May-25
CHLEXP01	EXPLORATION - CHILE	CHL	Tax		0		160,608		1	29-May-25
KAZEXP01	EXPLORATION - KAZAKHSTAN	KAZ	Fees		0		701,773		1	29-May-25
MDG01	QIT MADAGASCAR MINERALS	MDG	Tax		0		1,181,895		1	29-May-25
MDG01	QIT MADAGASCAR MINERALS	MDG	Royalties		0		5,768,605		1	29-May-25
MNG01	OYU TOLGOI - MONGOLIA	MNG	Tax		0		13,061,197		1	29-May-25
MNG01	OYU TOLGOI - MONGOLIA	MNG	Royalties		0		126,246,003		1	29-May-25
MNG01	OYU TOLGOI - MONGOLIA	MNG	Fees		0		60,784,574		1	29-May-25
MNG01	OYU TOLGOI - MONGOLIA	MNG	Bonuses		0		13,876,594		1	29-May-25
PEREXP01	EXPLORATION - PERU	PER	Fees		0		798,385		1	29-May-25
USA01	KENNECOTT UTAH COPPER - US	USA	Tax		0		6,925,310	H	1	29-May-25
USA01	KENNECOTT UTAH COPPER - US	USA	Royalties		0		16,423,992		1	29-May-25
USA01	KENNECOTT UTAH COPPER - US	USA	Fees		0		55,068,829		1	29-May-25
USA02	RESOLUTION COPPER - US	USA	Tax		0		(36,933,176)	H	1	29-May-25
USA02	RESOLUTION COPPER - US	USA	Fees		0		1,361,968		1	29-May-25
USA03	US BORAX	USA	Tax		0		14,627,122	H	1	29-May-25
USA03	US BORAX	USA	Fees		0		5,723,761		1	29-May-25
USAEXP01	EXPLORATION - US	USA	Tax		0		(13,058,036)	H	1	29-May-25
USAEXP01	EXPLORATION - US	USA	Fees		0		106,889		1	29-May-25
ZAF01	RICHARDS BAY MINERALS - SOUTH AFRICA	ZAF	Tax		0		65,591,414		1	29-May-25
ZAF01	RICHARDS BAY MINERALS - SOUTH AFRICA	ZAF	Royalties		0		11,888,543		1	29-May-25
	TOTAL						6,469,507,119			

Note F: Project amount includes payments / refunds between entities within tax groups where final payments to government are paid by the head / representative entity on behalf of the tax group.

Note G: Project amount includes payments / refunds between entities within tax groups where final payments to government are paid by the head / representative entity on behalf of the tax group. This does not represent an actual refund from the Australian Tax Office.

Note H: Project amount includes payments / refunds between entities within tax groups where final payments to government are paid by the head / representative entity on behalf of the tax group. Overall there was a net refund from the IRS in the year.

PROJECT PAYMENT TOTALS						
Company Name	RIO TINTO PLC					
Company Number	00719885					
Report Name	Extractive Industry Reporting					
Report End Date	31-Dec-24					
Currency	USD					
Project Name		**Project Code**	**Amount**	**Version**	**Notes**	**Filing Date**
RINCON - ARGENTINA		ARG01	35,464,395	1		29-May-25
PILBARA - WESTERN AUSTRALIA		AUS01	6,064,251,959	1		29-May-25
DAMPIER SALT - AUSTRALIA		AUS05	38,450,776	1		29-May-25
GOVE - AUSTRALIA		AUS06	56,858,964	1		29-May-25
WEIPA INCLUDING AMRUN - AUSTRALIA		AUS07	48,602,337	1		29-May-25
WINU - AUSTRALIA		AUS08	(20,429,763)	1		29-May-25
EXPLORATION - AUSTRALIA		AUSEXP01	(22,232,782)	1		29-May-25
HEAD OFFICE / NON-EXTRACTIVE AUSTRALIA		AUSOTH01	(230,195,965)	1		29-May-25
IRON ORE COMPANY OF CANADA		CAN01	137,604,663	1		29-May-25
DIAVIK - CANADA		CAN02	8,545,814	1	A	29-May-25
RIO TINTO FER ET TITANE - CANADA		CAN03	2,280,471	1		29-May-25
EXPLORATION - CHILE		CHLEXP01	160,608	1		29-May-25
EXPLORATION - KAZAKHSTAN		KAZEXP01	701,773	1		29-May-25
QIT MADAGASCAR MINERALS		MDG01	6,950,501	1		29-May-25
OYU TOLGOI - MONGOLIA		MNG01	213,968,367	1		29-May-25
EXPLORATION - PERU		PEREXP01	798,385	1		29-May-25
KENNECOTT UTAH COPPER - US		USA01	78,418,131	1		29-May-25
RESOLUTION COPPER - US		USA02	(35,571,208)	1		29-May-25
US BORAX		USA03	20,350,883	1		29-May-25
EXPLORATION - US		USAEXP01	(12,951,147)	1		29-May-25
RICHARDS BAY MINERALS - SOUTH AFRICA		ZAF01	77,479,957	1		29-May-25
TOTAL			6,469,507,119